                      Affiliated Community Bancorp, Inc.           Exhibit 11.0
     Computation of Primary and Fully Diluted Earnings Per Share (Note 4)
          For the Three Months Ended March 31, 1997 and March 31, 1996
                  (Dollars in thousands, except share amounts)


                                                          Three Months Ended
                                                        -----------------------
                                                               March 31,
                                                        -----------------------
                                                           1997         1996
                                                        ----------   ----------
Primary:

Weighted average shares                                  6,445,811    6,423,994

ESOP shares not released or committed to be released      (113,020)     (80,358)
                                                        ----------   ----------
                                                         6,332,791    6,343,636

Common stock equivalents:
 Stock options                                             238,181      155,590
                                                        ----------   ----------

Primary weighted average shares                          6,570,972    6,499,226
                                                        ==========   ==========

Net income                                                  $2,937       $2,123
                                                        ==========   ==========
Earnings per share                                           $0.45        $0.33
                                                        ==========   ==========


Fully diluted:

Weighted average shares                                  6,445,811    6,423,994

ESOP shares not released or committed to be released      (113,020)     (80,358)
                                                        ----------   ----------
                                                         6,332,791    6,343,636

Common stock equivalents:
 Stock options                                             238,181      161,285
                                                        ----------   ----------

Fully diluted weighted average shares                    6,570,972    6,504,921
                                                        ==========   ==========

Net income                                                  $2,937       $2,123
                                                        ==========   ==========

Earnings per share                                           $0.45        $0.33
                                                        ==========   ==========